UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2009

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland	20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement of Edmund Ludwig

On December 30, 2009, the Compensation Committee of the Board of Directors of Optelecom-NKF, Inc. (the “Company”), approved an amendment to the Employment Agreement by and between the Company and Edmund Ludwig, the Chairman of the Company.  The amendment to Mr. Ludwig’s Employment Agreement clarifies that any and all retirement payments to Mr. Ludwig covering the period within six months of the date of his retirement from the Company will become payable six months and one day following the date of his retirement.  The amendment does not change the amounts payable to Mr. Ludwig under his Employment Agreement as a result of his retirement.  Mr. Ludwig retired from the Company effective December 31, 2009.  He continues to serve as Chairman of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

		By:	/s/ David Patterson
David Patterson
Chief Executive Officer

Date:	January 5, 2010